UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2024

MP MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 S. Pavilion Center Drive, Suite 800
Las Vegas, Nevada 89135
(Address of principal executive offices and Zip Code)
(702) 844-6111
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On December 16, 2024 and December 17, 2024, MP Materials Corp. (the “Company”) completed its previously announced exchanges with a limited number of holders of its 0.25% green convertible senior notes due 2026 (the “2026 Convertible Notes”), in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the separate, privately negotiated exchange agreements (the “Exchange Agreements”), the Company exchanged approximately $142.3 million in aggregate principal amount of 2026 Convertible Notes for approximately $115.3 million in aggregate principal amount of the Company’s 3.00% convertible senior notes due 2030 (the “2030 Convertible Notes”), representing an increase from the previously announced exchanges of approximately $131.6 million in aggregate principal amount of 2026 Convertible Notes for approximately $106.6 million in aggregate principal amount of 2030 Convertible Notes. The 2030 Convertible Notes issued in the exchanges constitute additional notes under that certain indenture, dated as of March 7, 2024 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee, governing the 2030 Convertible Notes. The additional 2030 Convertible Notes are fully fungible with, rank equally in right of payment with and form a single series with the Company’s existing 2030 Convertible Notes. The Indenture (which includes the form of 2030 Convertible Notes filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
The exchanges extended the Company’s debt maturity profile and reduced the Company’s outstanding indebtedness by approximately $27 million.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the issuance of the 2030 Convertible Notes is incorporated by reference into this Item 2.03.
Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The 2030 Convertible Notes were exchanged in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Initially, a maximum of 7,423,890 shares of the Company’s common stock may be issued upon conversion of the additional 2030 Convertible Notes, based on the initial maximum conversion rate of 64.3915 shares of common stock per $1,000 principal amount of 2030 Convertible Notes, which is subject to customary adjustments.
The exchanges for the 2030 Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the 2030 Convertible Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1
Indenture, dated as of March 7, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 8, 2024).

4.2	Form of 2030 Convertible Notes (included as Exhibit A to Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MP MATERIALS CORP.

Date: December 17, 2024	By:	/s/ Elliot D. Hoops
Name: Elliot D. Hoops
Title: General Counsel and Secretary
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